   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 14, 2000
                                                   REGISTRATION NO. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                GERON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                  752287752
    (STATE OR OTHER JURISDICTION OF                   I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                IDENTIFICATION NUMBER)

                                   ----------

                             230 CONSTITUTION DRIVE
                          MENLO PARK, CALIFORNIA 94025
         (Addresses of Principal Executive Offices including Zip Codes)

                                   ----------

                             1992 STOCK OPTION PLAN

                            (FULL TITLE OF THE PLAN)

                                   ----------

                                    COPY TO:

               THOMAS B. OKARMA                   ALAN C. MENDELSON, ESQ.
    PRESIDENT AND CHIEF EXECUTIVE OFFICER            LATHAM & WATKINS
              GERON CORPORATION                   135 COMMONWEALTH DRIVE
            230 CONSTITUTION DRIVE             MENLO PARK, CALIFORNIA 94025
         MENLO PARK, CALIFORNIA 94025                 (650) 328-4600
                (650) 473-7700

          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
                                                                         PROPOSED
                                       AMOUNT           PROPOSED          MAXIMUM
                                       TO BE            MAXIMUM          AGGREGATE
                                     REGISTERED      OFFERING PRICE      OFFERING         AMOUNT OF
                                       (1)(2)        PER SHARE (3)       PRICE (2)     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value         877,525            $29.00         $25,448,225       $6,718.33
--------------------------------------------------------------------------------------------------------

(1) The 1992 Stock Option Plan (the "Plan") authorizes the issuance of 6,244,362 shares of common stock, par value $0.001 per share, of Geron Corporation (the "Company") (the "Common Stock"), of which 877,525 shares are being registered hereunder.

(2) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1992 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended (the "Securities Act"), and is based on (i) the average of the high and low sales price of the Common Stock ($29.00), as reported on The Nasdaq National Market on September 11, 2000 as to 877,525 shares available for future grants under the Plan.

================================================================================

PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THE REGISTRATION
           STATEMENT AS OPTIONS GRANTED UNDER THE PLAN IS EXERCISED.

                                  TOTAL PAGES 7
                             EXHIBIT INDEX ON PAGE 5

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

REGISTRATION OF ADDITIONAL SECURITIES

         By a Registration Statement on Form S-8 filed with the Commission on September 23, 1996, Registration No. 333-12487, the Company initially registered 3,466,837 shares of Common Stock of the Company reserved for issuance from time to time in connection with the Plan. By a Registration Statement on Form S-8 filed with the Commission on August 14, 1997, Registration No. 333-33635, the Company registered an additional 800,000 shares of Common Stock of the Company reserved for issuance from time to time in connection with the Plan. By Registration Statement on Form S-8 filed with the Commission on January 26, 1999, Registration No. 333-71181, the Company registered an additional 500,000 shares of Common Stock of the Company reserved for issuance from time to time in connection with the Plan. By a Registration Statement on Form S-8 filed with the Commission on December 23, 1999, Registration No. 333-93527, the Company registered an additional 600,000 shares of Common Stock of the Company reserved for issuance from time to time in connection with the Plan. The Plan authorizes the issuance of 6,244,362 shares of Common Stock. Under this Registration Statement, the Company is registering the additional 877,525 of Common Stock issuable under the Plan. The contents of the prior Registration Statements are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document which is incorporated by reference herein or therein.

ITEM 5.  EXPERTS

         The consolidated financial statements of Geron Corporation appearing in Geron Corporation's Annual Report (Form 10-K/A) for the year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ITEM 8.  EXHIBITS

         See Index to Exhibits on page 5.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on September 12, 2000.

                                       GERON CORPORATION



                                       By: /s/ Thomas B. Okarma
                                           -------------------------------------
                                           Thomas B. Okarma, President and
                                           Chief Executive Officer
                                           (Principal Executive Officer)

                                       By: /s/ David L. Greenwood
                                           -------------------------------------
                                           David L. Greenwood, Chief Financial
                                           Officer Chief Financial Officer,
                                           Senior Vice President of Corporate
                                           Development, Treasurer and Secretary
                                           (Principal Financial and Accounting
                                           Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Thomas B. Okarma and David L. Greenwood, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of September 12, 2000.


Signature                           Title
---------                           -----


/s/ Thomas B. Okarma                President, Chief Executive Officer and
-----------------------------       Director (Principal Executive Officer)
Thomas B. Okarma


/s/ David L. Greenwood              Chief Financial Officer, Senior Vice
-----------------------------       President of Corporate Development,
David L. Greenwood                  Treasurer and Secretary (Principal
                                    Financial and Accounting Officer)


/s/ Alexander E. Barkas             Director
-----------------------------
Alexander E. Barkas


/s/ Ronald W. Eastman               Director
-----------------------------
Ronald W. Eastman


/s/ Edward V. Fritzky               Director
-----------------------------
Edward V. Fritzky


                                    Director
-----------------------------
Thomas D. Kiley


                                    Director
-----------------------------
Gary L. Neil


/s/ Robert B. Stein                 Director
-----------------------------
Robert B. Stein


/s/ John P. Walker                  Director
-----------------------------
John P. Walker

                                INDEX TO EXHIBITS

EXHIBIT                                                                                                   PAGE
-------                                                                                                   ----
   4.1      Securities Purchase Agreement dated as of June 29, 2000, by and between Registrant
            and the Purchaser                                                                              (1)

   4.2      Registration Rights Agreement dated as of June 29, 2000, by and between Registrant
            and the Purchaser                                                                              (1)

   4.3      Series D Zero Coupon Convertible Debenture                                                     (1)

   4.4      Warrant to purchase 834,836 shares of common stock issued by Registrant to the
            Purchaser, dated as of June 29, 2000                                                           (1)

   4.5      Registration Rights Agreement dated as of March 27, 1998 between Registrant and
            Certain Investors                                                                              (2)

   4.6      Registration Rights Agreement dated as of December 10, 1998 among the Registrant and
            certain investors                                                                              (3)

   4.7      Registration Rights Agreement, dated April 30, 1999, by and among the Registrant and
            each of the Shareholders of Roslin                                                             (4)

   4.8      Registration Rights Agreement dated as of September 30, 1999 by and between the
            Registrant and RGC International Investors, LDC                                                (5)

   4.9      Form of Warrant                                                                                (6)

   4.10     Form of Debenture                                                                              (6)

   5.1      Opinion of Latham & Watkins                                                                     6

  23.1      Consent of Latham & Watkins (included in Exhibit 5.1)                                           6

  23.2      Consent of Ernst & Young LLP, Independent Auditors                                              7

  24.1      Powers of Attorney                                                                              4

-------------------------

(1) Previously filed as an exhibit to Registrant's Current Report on Form 8-K filed on July 6, 2000.

(2) Previously filed as an exhibit to Registrant's Current Report on Form 8-K filed on April 2, 1998.

(3) Previously filed as an exhibit to Registrant's Current Report on Form 8-K filed on December 17, 1998.

(4) Previously filed as an exhibit to Registrant's Current Report on Form 8-K filed on May 18, 1999.

(5) Previously filed as an exhibit to Registrant's Current Report on Form 8-K filed on October 5, 1999.

(6) Previously filed as an exhibit to Registrant's Current Report on Form 8-K filed on December 17, 1998.